Filed Pursuant to Rule 433
Registration No. 333-158385
November 30, 2010
FREE WRITING PROSPECTUS (“FWP”)
 (To Prospectus dated April 2, 2009,
Prospectus Supplement dated April 9, 2009,
Product Supplement dated April 9, 2009, and
Underlying Supplement no. 3 dated October 22, 2010 or
Underlying Supplement no. 4 dated October 22, 2010)

HSBC USA Inc.
Buffered Accelerated Market Participation
SecuritiesTM (“AMPS”)

} This FWP relates to four separate offerings:

–	AMPSTM linked to the S&P 500® Index (“SPX”)

–	AMPSTM linked to the Russell 2000® Index (“RTY”)

–	AMPSTM linked to the iShares® FTSE/Xinhua China 25 Index Fund (“FXI”)

–	AMPSTM linked to the iShares® MSCI Brazil Index Fund (“EWZ”)

–	AMPSTM linked to the iShares® Dow Jones U.S. Real Estate Index Fund (“IYR”)

} 15-month maturity

} 2x exposure to any positive return in the relevant reference asset, subject to a maximum return

} Protection from the first 10% of any losses in the relevant reference asset

The Buffered Accelerated Market Participation SecuritiesTM (“AMPS” or, each a “security” and collectively the “securities") offered hereunder are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction and include investment risks including possible loss of the Principal Amount invested due to the credit risk of HSBC USA Inc.  The AMPS will not be listed on any U.S. securities exchange or automated quotation system.

Neither the U.S. Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this document, the accompanying prospectus, prospectus supplement, product supplement or underlying supplement. Any representation to the contrary is a criminal offense.  We have appointed HSBC Securities (USA) Inc., an affiliate of ours, as the agent for the sale of the securities.  HSBC Securities (USA) Inc. will purchase the securities from us for distribution to other registered broker dealers or will offer the securities directly to investors.  In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions in any securities after their initial sale.  Unless we or our agent informs you otherwise in the confirmation of sale, the pricing supplement to which this free writing prospectus relates is being used in a market-making transaction.  See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-17 of this free writing prospectus.

Investment in the securities involves certain risks. You should refer to “Risk Factors” beginning on page FWP-8 of this document, page PS-4 of the accompanying product supplement, page S-3 of the accompanying prospectus supplement, page US3-1 of the accompanying underlying supplement no. 3, and page US4-2 of the accompanying underlying supplement no. 4.

	Price to Public	Fees and Commissions[1]	Proceeds to Issuer
Per security / Total linked to the SPX	$1,000 /
Per security / Total linked to the RTY	$1,000 /
Per security / Total linked to the FXI	$1,000 /
Per security / Total linked to the EWZ	$1,000 /
Per security / Total linked to the IYR	$1,000 /

1HSBC USA Inc. or one of our affiliates may pay varying discounts and commissions of up to 0.60% per $1,000 Principal Amount of securities in connection with the distribution of the securities, which may consist of a combination of selling concessions of up to 0.60% and referral fees of up to 0.50%.  See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-17 of this free writing prospectus.

HSBC USA Inc.

Buffered Accelerated Market Participation SecuritiesTM (AMPS)
Linked to the S&P 500® Index
Linked to the Russell 2000® Index
Linked to the iShares® FTSE/Xinhua China 25 Index Fund
Linked to the iShares® MSCI Brazil Index Fund
Linked to the iShares® Dow Jones U.S. Real Estate Index Fund

This FWP relates to five separate offerings of AMPSTM by HSBC USA Inc., each linked to the performance of a different Reference Asset as indicated below.

Reference Asset	Market Exposure	Ticker	Maximum Cap[1]	CUSIP
S&P 500® Index	large-cap U.S. equities	SPX	10.00% to 14.00%	4042K1AV5
Russell 2000® Index	small-cap U.S. equities	RTY	14.00% to 19.00%	4042K1AW3
iShares® FTSE/Xinhua China 25 Index Fund	Chinese equities	FXI	15.00% to 20.00%	4042K1AX1
iShares® MSCI Brazil Index Fund	Brazilian equities	EWZ	19.00% to 24.00%	4042K1AY9
iShares® Dow Jones U.S. Real Estate Index Fund	U.S. real estate industry equities	IYR	15.00% to 20.00%	4042K1AZ6

1 Expected range.  The actual Maximum Cap with respect to each offering will be determined on the Pricing Date.

Indicative Terms*

Principal Amount	$1,000 per security
Term	15 months
Upside Participation Rate	200% (2x) exposure to any positive Reference Return, subject to the relevant Maximum Cap
Buffer Value	With respect to each offering, -10%
Payment at Maturity per security
If the relevant underlying Reference Return is greater than zero, you will receive the lesser of:
a) $1,000 + ($1,000 × Reference Return ×  Upside Participation Rate)
b) $1,000 + ($1,000 × Maximum Cap)

If the relevant Reference Return is less than or equal to zero but greater than or equal to the Buffer Value:
$1,000 (zero return)

If the relevant Reference Return is less than the relevant Buffer Value:
$1,000 + [$1,000 × (Reference Return + 10%)] For example, if the Reference Return is -30%, you will suffer a 20% loss and receive 80% of the Principal Amount. If the Reference Return is less than the relevant Buffer Value, you may lose up to 90% of your investment.

Reference Return	Final Value –Initial Value Initial Value
Initial Value	See page FWP-4
Final Value	See page FWP-4
Pricing Date	December 22, 2010
Trade Date	December 22, 2010
Original Issue Date	December 28, 2010
Final Valuation Date	March 22, 2012
Maturity Date	March 27, 2012

* As more fully described beginning on page FWP-4.

The AMPSTM

For investors who seek a particular Market Exposure and who believe the corresponding Reference Asset will appreciate over the term of the AMPS, the AMPS provide an opportunity for accelerated returns (subject to a Maximum Cap). If the Reference Return is below the Buffer Value, then the AMPS provide 1:1 exposure to any potential decline in the Reference Asset beyond -10%.

If the relevant Reference Asset appreciates over the term of the securities, you will realize 200% (2x) of the relevant Reference Asset appreciation up to the relevant Maximum Cap. Should the relevant Reference Asset decline, you will lose 1% of your investment for every 1% decline in the relevant Reference Asset beyond the -10% Buffer Value.

The offering period for the AMPS is through December 22, 2010

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Payoff Example

The table at right shows the hypothetical payout profile of an investment in the securities reflecting the 200% (2x) Upside Participation Rate and assuming a 10% Maximum Cap.  The actual Maximum Cap with respect to your AMPS will be determined on the Pricing Date.

Information about each Reference Asset

S&P 500® Index	Russell 2000® Index
The SPX is a capitalization-weighted index of 500 U.S. stocks. It is designed to measure performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries.

The top 5 industry groups by market capitalization as of 11/29/10 were: Information Technology, Financials, Energy, Health Care and Consumer Staples.

The RTY is designed to track the performance of the small-capitalization segment of the U.S. equity market. It consists of the smallest 2,000 companies included in the Russell 3000® Index, which is composed of the 3,000 largest U.S. companies as determined by market capitalization.

The top 5 industry groups by market capitalization as of 10/31/10 were: Financial Services, Technology, Consumer Discretionary, Producer Durables, and Health Care.

iShares® FTSE/Xinhua China 25 Index Fund	iShares® MSCI Brazil Index Fund
The FXI seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of 25 of the largest and most liquid Chinese companies that publicly trade on the Stock Exchange of Hong Kong Ltd. and are available to international investors, as measured by the FTSE/Xinhua China 25 Index.

The EWZ seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in the Brazilian market, as measured by the MSCI Brazil Index.

The top 5 industry groups by market capitalization as of 10/29/10 were: Materials, Financials, Energy, Consumer Staples, and Utilities.

iShares® Dow Jones U.S. Real Estate Index Fund
The IYR seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the Dow Jones U.S. Real Estate IndexTM.  Thus, the IYR will be concentrated in the U.S. real estate industry.

For further information on each Reference Asset please see “The S&P 500® Index”, “The Russell 2000® Index”, “The iShares® FTSE/Xinhua China 25 Index Fund”, “The iShares® MSCI Brazil Index Fund” or “The iShares® Dow Jones U.S. Real Estate Index Fund, as applicable, on page FWP-12, FWP-13, FWP-14, FWP-15, or FWP-16, as applicable, and in the accompanying underlying supplement no. 3 or no. 4, as applicable.  We have derived all disclosure regarding the Reference Assets from publicly available information.  Neither HSBC USA Inc. or any of its affiliates assumes any responsibilities for the adequacy or accuracy of information about the Reference Assets.

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HSBC USA Inc. Buffered Accelerated Market Participation SecuritiesTM (AMPS)

S&P 500® Index
Russell 2000® Index
iShares® FTSE/Xinhua China 25 Index Fund
iShares® MSCI Brazil Index Fund
iShares® Dow Jones U.S. Real Estate Index Fund

All references to “Enhanced Market Participation Notes” in the accompanying product supplement shall refer to these Buffered Accelerated Market Participation Securities. Each offering of securities will have the respective terms described in this free writing prospectus and the accompanying product supplement, prospectus supplement, prospectus and relevant underlying supplement.  If the terms of the securities offered hereby are inconsistent with those described in the accompanying product supplement, prospectus supplement, prospectus or relevant underlying supplement, the terms described in this free writing prospectus shall control. You should be willing to forgo interest and dividend payments during the term of the securities and, if the relevant Reference Return is negative, lose up to 90% of your principal.

This free writing prospectus relates to multiple offerings of securities, each linked to the performance of a specific index or index fund (each index or index fund, a “Reference Asset”). Each of the five offerings of securities is linked to a different index or index fund and each of the five securities will likely have a different Maximum Cap. The performance of each offering of securities does not depend on the performance of any other offering of securities.  The purchaser of a security will acquire a senior unsecured debt security of HSBC USA Inc. linked to the relevant Reference Asset as described below.  The following key terms relate to the offerings of securities:

Issuer:	HSBC USA Inc.

Issuer Rating:	AA- (S&P), A1 (Moody’s), AA (Fitch)†

Principal Amount:	$1,000 per security

Reference Asset:	The relevant underlying index or index fund, as indicated below

Reference Asset	Ticker	Upside Participation Rate	Maximum Cap[1]	CUSIP/ISIN
S&P 500® Index	SPX	200%	10.00% to 14.00%	4042K1AV5 /
Russell 2000® Index	RTY	200%	14.00% to 19.00%	4042K1AW3 /
iShares® FTSE/Xinhua China 25 Index Fund	FXI	200%	15.00% to 20.00%	4042K1AX1 /
iShares® MSCI Brazil Index Fund	EWZ	200%	19.00% to 24.00%	4042K1AY9 /
iShares® Dow Jones U.S. Real Estate Index Fund	IYR	200%	15.00% to 20.00%	4042K1AZ6 /

[1] Expected with respect to each offering of securities.  The actual Maximum Cap for each offering of securities will be determined on the Pricing Date and, with respect to the securities linked to the SPX, will not be less than 10.00% or greater than 14.00% , with respect to the securities linked to the RTY, will not be less than 14.00% or greater than 19.00%, with respect to the securities linked to the FXI, will not be less than 15.00% or greater than 20.00%, with respect to the securities linked to the EWZ, will not be less than 19.00% or greater than 24.00%, and with respect to the securities linked to the IYR, will not be less than 15.00% or greater than 20.00%..

Trade Date:	December 22, 2010

Pricing Date:	December 22, 2010

Original Issue Date:	December 28, 2010

Final Valuation Date:	March 22, 2012. The Final Valuation Date is subject to adjustment as described under “Additional Terms of the Notes” in the relevant accompanying underlying supplement.

Maturity Date:
3 business days after the Final Valuation Date, which is expected to be  March 27, 2012.  The Maturity Date is subject to adjustment as described under “Additional Terms of the Notes” in the relevant accompanying underlying supplement.

Payment at Maturity:	On the Maturity Date, for each security, we will pay you the Final Settlement Value.

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Final Settlement Value:
If the relevant Reference Return is greater than zero, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of securities, equal to the lesser of:
(a) $1,000 + ($1,000 × Reference Return × Upside Participation Rate)
(b) $1,000 + ($1,000 × Maximum Cap)
If the relevant Reference Return is less than or equal to zero but greater than or equal to the Buffer Value, you will receive $1,000 per $1,000 Principal Amount of securities (zero return).
If the relevant Reference Return is less than the Buffer Value, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of securities, calculated as follows:
$1,000 + [$1,000 × (Reference Return + 10%)]
Under these circumstances, you will lose 1% of the Principal Amount of your securities for each percentage point that the Reference Return is below the Buffer Value.  For example, because the buffer protects the first 10% of loss, if the Reference Return is -30%, you will suffer a 20% loss and receive 80% of the Principal Amount.  If the Reference Return is less than the Buffer Value, you may lose up to 90% of your investment.

Reference Return:	With respect to each Reference Asset, the quotient, expressed as a percentage, calculated as follows:

Final Value –Initial Value Initial Value

Buffer Value	With respect to each offering, -10%

Initial Value:	The Official Closing Value of the relevant Reference Asset on the Pricing Date.

Final Value:
With respect to each of the SPX and the RTY, the Official Closing Value of such Reference Asset on the Final Valuation Date.  With respect to the FXI, the EWZ and the IYR, the Official Closing Value of such Reference Asset on the Final Valuation Date, adjusted by the calculation agent as described under “Additional Terms of the Notes—Antidilution and Reorganization Adjustments” in the accompanying underlying supplement no. 4.

Official Closing Value:
The closing level or closing price, as applicable, of the Reference Asset on any scheduled trading day as determined by the calculation agent based upon the value displayed on the relevant Bloomberg Professional® service page (with respect to the SPX, “SPX<Index>”, with respect to the RTY, “RTY <Index>”, with respect to the FXI, “FXI <Up> <Equity>”, with respect to the EWZ, “EWZ <Up> <Equity>” and with respect to the IYR, “IYR <Up> <Equity>”) or, for each Reference Asset, any successor page on Bloomberg Professional® service or any successor service, as applicable.

Form of securities:	Book-Entry

Listing:	The securities will not be listed on any U.S. securities exchange or quotation system.

† A credit rating reflects the creditworthiness of HSBC USA Inc. and is not a recommendation to buy, sell or hold securities, and it may be subject to revision or withdrawal at any time by the assigning rating organization. The securities themselves have not been independently rated. Each rating should be evaluated independently of any other rating.

FWP-5

GENERAL
This free writing prospectus relates to five separate security offerings, each linked to a different Reference Asset identified on the cover page.  The purchaser of a security will acquire a senior unsecured debt security of HSBC USA Inc. linked to a single Reference Asset.  We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part.  Although each offering of securities relates to a Reference Asset identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to such Reference Asset or any component security included in such Reference Asset or as to the suitability of an investment in the securities.

You should read this document together with the prospectus dated April 2, 2009, the prospectus supplement dated April 9, 2009, the product supplement dated April 9, 2009, and either underlying supplement no. 3 dated October 22, 2010 (for securities linked to the SPX or the RTY) or underlying supplement no. 4 dated October 22, 2010 (for securities linked to the FXI, the EWZ or the IYR), as applicable.  All references to “Enhanced Market Participation Notes” in the accompanying product supplement shall refer to these Buffered Accelerated Market Participation Securities. If the terms of the securities offered hereby are inconsistent with those described in the accompanying product supplement, prospectus supplement, prospectus, or relevant underlying supplement, the terms described in this free writing prospectus shall control.  You should carefully consider, among other things, the matters set forth in “Risk Factors” beginning on page FWP-8 of this free writing prospectus, page PS-4 of the product supplement, page S-3 of the prospectus supplement and either page US3-1 of underlying supplement no. 3 or page US4-2 of underlying supplement no. 4 as applicable, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.  As used herein, references to the “Issuer”, “HSBC”, “we”, “us” and “our” are to HSBC USA Inc.

HSBC has filed a registration statement (including a prospectus, a prospectus supplement, a product supplement and underlying supplements) with the SEC for the offering to which this free writing prospectus relates.  Before you invest, you should read the prospectus and prospectus supplement in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering.  You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov.  Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and product supplement if you request them by calling toll-free 1-866-811-8049.

You may also obtain:

}	The product supplement at: http://www.sec.gov/Archives/edgar/data/83246/000114420409019791/v145840_424b2.htm

}	The prospectus supplement at: http://www.sec.gov/Archives/edgar/data/83246/000114420409019785/v145824_424b2.htm

}	The prospectus at: http://www.sec.gov/Archives/edgar/data/83246/000104746909003736/a2192100zs-3asr.htm

For securities linked to the SPX or the RTY:

}	The underlying supplement no. 3 at: http://www.sec.gov/Archives/edgar/data/83246/000114420410055205/v198039_424b2.htm

For securities linked to the FXI, the EWZ or the IYR:

}	The underlying supplement no. 4 at: http://www.sec.gov/Archives/edgar/data/83246/000114420410055207/v199610_424b2.htm

We are using this free writing prospectus to solicit from you an offer to purchase the securities.  You may revoke your offer to purchase the securities at any time prior to the time at which we accept your offer by notifying HSBC Securities (USA) Inc.  We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance.  In the event of any material changes to the terms of the securities, we will notify you.

PAYMENT AT MATURITY
On the Maturity Date, for each security you hold, we will pay you the Final Settlement Value, which is an amount in cash, as described below:

If the relevant Reference Return is greater than zero, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of securities, equal to the lesser of:

(a)   $1,000 + ($1,000 × Reference Return × Upside Participation Rate)

(b)   $1,000 + ($1,000 × Maximum Cap)

If the relevant Reference Return is less than or equal to zero but greater than or equal to the Buffer Value, you will receive $1,000 per $1,000 Principal Amount of securities (zero return).

If the relevant Reference Return is less than the Buffer Value, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of securities, calculated as follows:

$1,000 + [$1,000 × (Reference Return + 10%)]

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Under these circumstances, you will lose 1% of the Principal Amount of your securities for each percentage point that the Reference Return is below the Buffer Value.  For example, because the buffer protects the first 10% loss, if the Reference Return is -30%, you will suffer a 20% loss and receive 80% of the Principal Amount.  You should be aware that if the relevant Reference Return is less than the Buffer Value, you may lose up to 90% of your investment.

Interest
The securities will not pay periodic interest.

Calculation Agent
We or one of our affiliates will act as calculation agent with respect to the securities.

Trustee
Notwithstanding anything contained in the accompanying prospectus supplement or product supplement to the contrary, the securities will be issued under the senior indenture dated March 31, 2009, between HSBC USA Inc., as Issuer, and Wells Fargo Bank, National Association, as trustee.  Such indenture has substantially the same terms as the indenture described in the accompanying prospectus supplement.

Paying Agent
Notwithstanding anything contained in the accompanying prospectus supplement or product supplement to the contrary, HSBC Bank USA, N.A. will act as paying agent with respect to the securities pursuant to a Paying Agent and Securities Registrar Agreement dated June 1, 2009, between HSBC USA Inc. and HSBC Bank USA, N.A.

Reference Sponsor and Reference Issuer
With respect to securities linked to the SPX, Standard and Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., is the reference sponsor.  With respect to securities linked to the RTY, the Russell Investment Group is the reference sponsor.  With respect to securities linked to the FXI, iShares, Inc. is the reference issuer. With respect to securities linked to the EWZ, iShares, Inc. is the reference issuer.  With respect to securities linked to the IYR, iShares, Inc. is the reference issuer.

INVESTOR SUITABILITY
The securities may be suitable for you if:

}
You seek an investment with an enhanced return linked to the potential positive performance of the relevant Reference Asset and you believe the value of such Reference Asset will increase over the term of the securities.

}
You are willing to invest in the securities based on the Maximum Cap indicated herein with respect to that security offering, which may limit your return at maturity. The actual Maximum Cap for each offering of securities will be determined on the Pricing Date.

}	You are willing to make an investment that is exposed to the negative Reference Return on a 1-to-1 basis for each percentage point that the relevant Reference Return is less than -10%.

}
You do not prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.

}	You are willing to forego dividends or other distributions paid to holders of stocks comprising the relevant Reference Asset, or the Reference Asset itself, as applicable.

}	You do not seek current income from your investment.

}	You do not seek an investment for which there is an active secondary market.

}	You are willing to hold the securities to maturity.

}	You are comfortable with the creditworthiness of HSBC, as issuer of the securities.

The securities may not be suitable for you if:

}	You believe the relevant Reference Return will be negative on the Final Valuation Date or that the relevant Reference Return will not be sufficiently positive to provide you with your desired return.

}
You are unwilling to invest in the securities based on the Maximum Cap indicated herein with respect to that security offering, which may limit your return at maturity.  The actual Maximum Cap for each offering of securities will be determined on the Pricing Date.

}	You are unwilling to make an investment that is exposed to the negative Reference Return on a 1-to-1 basis for each percentage point that the relevant Reference Return is below -10%.

}	You seek an investment that is 100% principal protected.

}	You prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.

}	You prefer to receive the dividends or other distributions paid on any stocks comprising the relevant Reference Asset, or the Reference Asset itself, as applicable.

}	You seek current income from your investment.

}	You seek an investment for which there will be an active secondary market.

}	You are unable or unwilling to hold the securities to maturity.

}	You are not willing or are unable to assume the credit risk associated with HSBC, as issuer of the securities.

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RISK FACTORS
We urge you to read the section “Risk Factors” on page S-3 in the accompanying prospectus supplement, on page PS-4 of the accompanying product supplement and on either page US3-1 of underlying supplement no. 3 or page US4-2 of underlying supplement no. 4, as applicable.  Investing in the securities is not equivalent to investing directly in any of the stocks comprising the relevant Reference Asset or the Reference Asset itself, as applicable.  You should understand the risks of investing in the securities and should reach an investment decision only after careful consideration, with your advisers, of the suitability of the securities in light of your particular financial circumstances and the information set forth in this free writing prospectus and the accompanying product supplement, prospectus supplement , prospectus and relevant underlying supplement.

In addition to the risks discussed below, you should review “Risk Factors” in the accompanying prospectus supplement, product supplement and relevant underlying supplement including the explanation of risks relating to the securities described in the following sections:

}	“— Risks Relating to All Note Issuances” in the prospectus supplement;

}	“— Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset” in the prospectus supplement;

If your securities are linked to the RTY:

}	“— There are Risks Associated With Small-Capitalization Stocks” in underlying supplement no. 3;

If your securities are linked to the FXI or the EWZ:

}	“— Additional Risks Relating to Notes Linked to the Performance of Exchange-Traded Funds” in the product supplement;

}	“— The Notes are Subject to Currency Exchange Risk” in underlying supplement no. 4;

}	“— Risks Associated with Foreign Securities Markets” in underlying supplement no. 4; and

}	“— There are Risks Associated with Emerging Markets” in underlying supplement no. 4.

If your securities are linked to the IYR:

}	“— Additional Risks Relating to Notes Linked to the Performance of Exchange-Traded Funds” in the product supplement;

}	“—Small-Capitalization or Mid-Capitalization Companies Risk” in underlying supplement no. 4;

}	“—Risks Associated with Real Estate Investment” in underlying supplement no. 4; and

}	“—There are Risks Associated with an Investment in a Concentrated Industry” in underlying supplement no. 4.

You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities.

Your investment in the securities may result in a loss.
You will be exposed to the decline in the Final Value from the Initial Value beyond the Buffer Value of -10%.  Accordingly, if the relevant Reference Return is less than -10%, your Payment at Maturity will be less than the Principal Amount of your securities.  You may lose up to 90% of your investment at maturity if the relevant Reference Return is negative.

The appreciation on the securities is limited by the relevant Maximum Cap.
You will not participate in any appreciation in the value of the relevant Reference Asset (as magnified by the Upside Participation Rate) beyond the relevant Maximum Cap.  The Maximum Cap (to be determined on the Pricing Date) will not be less than 10.00% or greater than 14.00% with respect to securities linked to the SPX, will not be less than 14.00% or greater than 19.00% with respect to securities linked to the RTY, will not be less than 15.00% or greater than 20.00% with respect to securities linked to the FXI, will not be less than 19.00% or greater than 24.00% with respect to securities linked to the EWZ and will not be less than 15.00% or greater than 20.00% with respect to securities linked to the IYR. You will not receive a return on the securities greater than the relevant Maximum Cap.

Credit risk of HSBC USA Inc.
The securities are senior unsecured debt obligations of the issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party.  As further described in the accompanying prospectus supplement and prospectus, the securities will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law.  Any payment to be made on the securities, including any principal protection at maturity, depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the

FWP-8

securities and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the securities.

The securities will not bear interest.
As a holder of the securities, you will not receive periodic interest payments.

Changes that affect the relevant Reference Asset will affect the market value of the securities and the amount you will receive at maturity.
The policies of the reference sponsor or reference issuer of the relevant Reference Asset concerning additions, deletions and substitutions of the constituents comprising such Reference Asset and the manner in which the reference sponsor or reference issuer takes account of certain changes affecting those constituents included in such Reference Asset may affect the value of such Reference Asset.  The policies of the reference sponsor or reference issuer with respect to the calculation of the relevant Reference Asset could also affect the value of such Reference Asset.  The reference sponsor or reference issuer may discontinue or suspend calculation or dissemination of its relevant Reference Asset. Any such actions could affect the value of the securities.

Please read and pay particular attention to the section “Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset” in the accompanying prospectus supplement.

The securities are not insured by any governmental agency of the United States or any other jurisdiction.
The securities are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction.  An investment in the securities is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full Payment at Maturity of the securities.

Certain built-in costs are likely to adversely affect the value of the securities prior to maturity.
While the Payment at Maturity described in this free writing prospectus is based on the full Principal Amount of your securities, the original issue price of the securities includes the placement agent’s commission and the estimated cost of HSBC hedging its obligations under the securities. As a result, the price, if any, at which HSBC Securities (USA) Inc. will be willing to purchase securities from you in secondary market transactions, if at all, will likely be lower than the original issue price, and any sale prior to the Maturity Date could result in a substantial loss to you. The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity.

The securities lack liquidity.
The securities will not be listed on any securities exchange. HSBC Securities (USA) Inc. is not required to offer to purchase the securities in the secondary market, if any exists. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which HSBC Securities (USA) Inc. is willing to buy the securities.

Potential conflicts.
HSBC and its affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities.  In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. We will not have any obligation to consider your interests as a holder of the securities in taking any action that might affect the value of your securities.

Uncertain tax treatment.
For a discussion of certain of the U.S. federal income tax consequences of your investment in a security, please see the discussion under “Certain U.S. Federal Income Tax Considerations” herein, the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying product supplement and the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

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ILLUSTRATIVE EXAMPLES
The following table and examples are provided for illustrative purposes only and are hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the value of the relevant Reference Asset relative to its Initial Value.  We cannot predict the Final Value of the relevant Reference Asset on the Final Valuation Date.  The assumptions we have made in connection with the illustrations set forth below may not reflect actual events.  You should not take this illustration or these examples as an indication or assurance of the expected performance of the relevant Reference Asset to which your securities are linked or return on the securities.  With respect to the securities, the Final Settlement Value may be less than the amount that you would have received from a conventional debt security with the same stated maturity, including those issued by HSBC. The numbers appearing in the table below and following examples have been rounded for ease of analysis.

The table below illustrates the Payment at Maturity on a $1,000 investment in securities for a hypothetical range of performance for the relevant Reference Return from -100% to +100%. The following results are based solely on the assumptions outlined below.  The “Hypothetical Return on the Security” as used below is the number, expressed as a percentage, that results from comparing the Payment at Maturity per $1,000 Principal Amount of securities to $1,000.  The potential returns described here assume that your securities are held to maturity. You should consider carefully whether the securities are suitable to your investment goals.  The following table and examples assume the following:

}	Principal Amount:	$1,000

}	Upside Participation Rate:	200%

}	Hypothetical Maximum Cap:
10.00%  (The actual Maximum Cap for each offering of securities will be determined on the Pricing Date and, with respect to the securities linked to the SPX, will not be less than 10.00%  or greater than 14.00% , with respect to the securities linked to the RTY, will not be less than 14.00% or greater than 19.00%, with respect to the securities linked to the FXI, will not be less than 15.00% or greater than 20.00%, with respect to the securities linked to the EWZ, will not be less than 19.00% or greater than 24.00%, and with respect to the securities linked to the IYR, will not be less than 15.00% or greater than 20.00%)

The actual Initial Value and the Maximum Cap pertaining to each offering of securities will be determined on the Pricing Date.

Hypothetical Reference Return	Hypothetical Payment at Maturity	Hypothetical Return on the Security
100.00%	$1,100.00	10.00%
80.00%	$1,100.00	10.00%
60.00%	$1,100.00	10.00%
40.00%	$1,100.00	10.00%
20.00%	$1,100.00	10.00%
15.00%	$1,100.00	10.00%
10.00%	$1,100.00	10.00%
5.00%	$1,100.00	10.00%
2.00%	$1,040.00	4.00%
1.00%	$1,020.00	2.00%
0.00%	$1,000.00	0.00%
-1.00%	$1,000.00	0.00%
-2.00%	$1,000.00	0.00%
-5.00%	$1,000.00	0.00%
-10.00%	$1,000.00	0.00%
-15.00%	$950.00	-5.00%
-20.00%	$900.00	-10.00%
-30.00%	$800.00	-30.00%
-40.00%	$700.00	-30.00%
-60.00%	$500.00	-50.00%
-80.00%	$300.00	-70.00%
-100.00%	$100.00	-90.00%

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The following examples indicate how the final settlement value would be calculated with respect to a hypothetical $1,000 investment in the securities.

Example 1: The relevant Reference Return is 3.00%.

Reference Return:	3.00%
Final Settlement Value:	$1,060.00

Because the relevant Reference Return is positive, and such Reference Return multiplied by the Upside Participation Rate is less than the hypothetical Maximum Cap, the Final Settlement Value would be $1,060.00 per $1,000 Principal Amount of securities calculated as follows:

$1,000 + ($1,000 × Reference Return × Upside Participation Rate)
= $1,000 + ($1,000 × 3.00% × 200%)
= $1,060.00

Example 1 shows that you will receive the return of your principal investment plus a return equal to the relevant Reference Return multiplied by 200% when such Reference Return is positive and if such amount is equal to or less than the relevant Maximum Cap.

Example 2: The relevant Reference Return is 10.00%.

Reference Return:	10.00%
Final Settlement Value:	$1,100.00

Because the relevant Reference Return is positive, and such Reference Return multiplied by the Upside Participation Rate is greater than the hypothetical Maximum Cap, the Final Settlement Value would be $1,100.00 per $1,000 Principal Amount of securities calculated as follows:

$1,000 + ($1,000 × Maximum Cap)
= $1,000 + ($1,000 × 10.00% )
= $1,100.00

Example 2 shows that you will receive the return of your principal investment plus a return equal to the Maximum Cap when the relevant Reference Return is positive and if such Reference Return multiplied by 200% exceeds the relevant Maximum Cap.

Example 3: The relevant Reference Return is -5.00%.

Reference Return:	-5.00%
Final Settlement Value:	$1,000.00

Because the relevant Reference Return is less than zero but greater than the Buffer Value, the Final Settlement Value would be $1,000.00 per $1,000 Principal Amount of securities (a zero return).

Example 3 shows that you will receive the return of your principal investment where the value of the relevant Reference Asset declines by no more than 10% over the term of the securities.

Example 4: The relevant Reference Return is -30.00%.

Reference Return:	-30.00%
Final Settlement Value:	$800.00

Here, the relevant Reference Return is -30.00%.  Because the Reference Return is less than the Buffer Value of -10%, the Final Settlement Value would be $800.00 per $1,000 Principal Amount of securities calculated as follows:

$1,000 + [$1,000 × (Reference Return + 10%)]
= $1,000 + [$1,000 × (-30.00% + 10%)]
= $800.00

Example 4 shows that you are exposed on a 1-to-1 basis to declines in the value of the Reference Asset beyond the Buffer Amount of -10%.  YOU MAY LOSE UP TO 90% OF THE PRINCIPAL AMOUNT OF YOUR SECURITIES.

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INFORMATION RELATING TO THE SECURITIES LINKED TO THE S&P 500® INDEX
The disclosure relating to the SPX contained below relates only to the offering of securities linked to the SPX.

Description of the SPX

The SPX is a capitalization-weighted index of 500 U.S. stocks. It is designed to measure performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries.

The top 5 industry groups by market capitalization as of 11/29/10 were: Information Technology, Financials, Energy, Health Care and Consumer Staples.

For more information about the SPX, see “The S&P 500® Index” on page US3-4 of the accompanying underlying supplement no. 3.

Historical Performance of the SPX

The following graph sets forth the historical performance of the SPX based on the monthly historical closing levels from November 30, 2005 through November 29, 2010 (using November 29, 2010 as the monthly historical closing level for November 2010).  The closing level for the SPX on November 29, 2010 was 1,187.76. We obtained the closing levels below from Bloomberg Professional® service. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Professional® service.

The historical levels of the SPX should not be taken as an indication of future performance, and no assurance can be given as to the SPX closing level on the Final Valuation Date.

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INFORMATION RELATING TO THE SECURITIES LINKED TO THE RUSSELL 2000® INDEX
The disclosure relating to the RTY contained below relates only to the offering of securities linked to the RTY.

Description of the RTY

RTY is designed to track the performance of the small capitalization segment of the United States equity market.  All 2,000 stocks are traded on the New York Stock Exchange or NASDAQ, and RTY consists of the smallest 2,000 companies included in the Russell 3000® Index.  The Russell 3000® Index is composed of the 3,000 largest United States companies as determined by market capitalization and represents approximately 98% of the United States equity market.

The top 5 industry groups by market capitalization as of 10/31/10 were: Financial Services, Technology, Consumer Discretionary, Producer Durables and Health Care.

For more information about the RTY, see “The Russell 2000® Index” on page US3-8 of the accompanying underlying supplement no. 3.

Historical Performance of the RTY

The following graph sets forth the historical performance of the RTY based on the monthly historical closing levels from  November 30, 2005 through November 29, 2010 (using November 29, 2010 as the monthly historical closing level for  November 2010).  The closing level for the RTY on  November 29, 2010 was 731.95. We obtained the closing levels below from Bloomberg Professional® service. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Professional® service.

The historical levels of the RTY should not be taken as an indication of future performance, and no assurance can be given as to the RTY closing level on the Final Valuation Date.

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INFORMATION RELATING TO THE SECURITIES LINKED TO THE iSHARES® FTSE/XINHUA CHINA 25 INDEX FUND
The disclosure relating to the FXI contained below relates only to the offering of securities linked to the FXI.

Description of the FXI

The FXI seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of 25 of the largest and most liquid Chinese companies that publicly trade on the Stock Exchange of Hong Kong Ltd. and are available to international investors, as measured by the FTSE/Xinhua China 25 Index.

For more information about the FXI, see “The iShares® FTSE/Xinhua China 25 Index Fund” on page US4-39 of the accompanying underlying supplement no. 4.

Historical Performance of the FXI

The following graph sets forth the historical performance of the FXI based on the monthly historical closing prices from November 30, 2005 through November 29, 2010 (using November 29, 2010 as the monthly historical closing price for November 2010).  The closing price for the FXI on November 29, 2010 was $43.84.  We obtained the closing prices below from Bloomberg Professional® service. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Professional® service.

The historical prices of the FXI should not be taken as an indication of future performance, and no assurance can be given as to the FXI closing price on the Final Valuation Date.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/3/2005	3/31/2005	$19.33	$17.33	$18.22
4/1/2005	6/30/2005	$19.16	$17.57	$19.05
7/1/2005	9/30/2005	$21.96	$18.83	$21.39
10/3/2005	12/30/2005	$21.53	$18.79	$20.51
1/3/2006	3/31/2006	$25.00	$20.80	$24.71
4/3/2006	6/30/2006	$27.96	$21.74	$25.57
7/3/2006	9/29/2006	$27.38	$24.37	$27.05
10/2/2006	12/29/2006	$37.63	$26.99	$37.10
1/3/2007	3/30/2007	$39.35	$30.09	$34.15
4/2/2007	6/29/2007	$43.45	$34.47	$42.91
7/2/2007	9/28/2007	$61.17	$37.07	$60.16
10/1/2007	12/31/2007	$73.18	$53.75	$56.82
1/2/2008	3/31/2008	$60.02	$39.95	$45.05
4/1/2008	6/30/2008	$54.99	$43.00	$43.83
7/1/2008	9/30/2008	$47.74	$30.45	$34.47
10/1/2008	12/31/2008	$34.58	$19.35	$29.18
1/2/2009	3/31/2009	$32.19	$22.70	$28.52
4/1/2009	6/30/2009	$40.76	$28.27	$38.37
7/1/2009	9/30/2009	$44.16	$35.73	$40.94
10/1/2009	12/31/2009	$46.66	$39.09	$42.27
1/4/2010	3/31/2010	$44.57	$36.65	$42.10
4/1/2010	6/30/2010	$44.60	$36.25	$39.13
7/1/2010	9/27/2010	$43.30	$38.60	$42.82
10/1/2010*	11/29/2010*	$47.99	$42.57	$43.84

* As of the date of this free writing prospectus available information for the fourth calendar quarter of 2010 includes data for the period from October 1, 2010 through November 29, 2010. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2010.  The closing price of FXI on November 29, 2010 was $43.84.

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INFORMATION RELATING TO THE SECURITIES LINKED TO THE iSHARES® MSCI BRAZIL INDEX FUND
The disclosure relating to the EWZ contained below relates only to the offering of securities linked to the EWZ.

Description of the EWZ

The EWZ seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in the Brazilian market, as measured by the MSCI Brazil Index.

 The top 5 industry groups by market capitalization as of 10/29/10 were: Materials, Financials, Energy, Consumer Staples, and Utilities.

For more information about the EWZ, see “The iShares® MSCI Brazil Index Fund” on page US4-9 of the accompanying underlying supplement no. 4.

Historical Performance of the EWZ

The following graph sets forth the historical performance of the EWZ based on the monthly historical closing prices from November 30, 2005 through November 29, 2010 (using November 29, 2010 as the monthly historical closing price for November 2010).  The closing price for the EWZ on November 29, 2010 was $75.30.  We obtained the closing prices below from Bloomberg Professional® service. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Professional® service.

The historical prices of the EWZ should not be taken as an indication of future performance, and no assurance can be given as to the EWZ closing price on the Final Valuation Date.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/3/2005	3/31/2005	$25.99	$19.85	$22.85
4/1/2005	6/30/2005	$25.18	$21.01	$24.77
7/1/2005	9/30/2005	$33.47	$23.50	$33.30
10/3/2005	12/30/2005	$36.02	$28.81	$33.30
1/3/2006	3/31/2006	$43.19	$33.86	$39.90
4/3/2006	6/30/2006	$46.98	$31.66	$39.14
7/3/2006	9/29/2006	$41.12	$34.99	$38.47
10/2/2006	12/29/2006	$46.96	$38.05	$46.68
1/3/2007	3/30/2007	$49.98	$42.00	$49.17
4/2/2007	6/29/2007	$63.35	$48.85	$61.35
7/2/2007	9/28/2007	$74.72	$46.61	$74.09
10/1/2007	12/31/2007	$87.65	$71.00	$80.70
1/2/2008	3/31/2008	$88.77	$64.00	$77.03
4/1/2008	6/30/2008	$102.20	$77.48	$89.59
7/1/2008	9/30/2008	$88.97	$48.66	$56.57
10/1/2008	12/31/2008	$56.63	$26.64	$34.90
1/2/2009	3/31/2009	$41.03	$31.15	$37.67
4/1/2009	6/30/2009	$58.62	$37.24	$52.97
7/1/2009	9/30/2009	$68.50	$48.03	$67.67
10/1/2009	12/31/2009	$80.92	$65.08	$74.61
1/4/2010	3/31/2010	$78.29	$60.85	$73.66
4/1/2010	6/30/2010	$76.08	$57.20	$61.96
7/1/2010	9/27/2010	$77.11	$60.89	$76.93
10/1/2010*	11/29/2010*	$81.75	$73.20	$75.30

* As of the date of this free writing prospectus available information for the fourth calendar quarter of 2010 includes data for the period from October 1, 2010 through November 29, 2010. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2010.  The closing price of EWZ on November 29, 2010 was $75.30.

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INFORMATION RELATING TO THE SECURITIES LINKED TO THE iSHARES® DOW JONES U.S. REAL ESTATE INDEX FUND
The disclosure relating to the IYR contained below relates only to the offering of securities linked to the IYR.

Description of the IYR

The IYR seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the Dow Jones U.S. Real Estate IndexTM.  Thus, the IYR will be concentrated in the U.S. real estate industry.

For more information about the IYR, see “The iShares® Dow Jones U.S. Real Estate Index Fund” on page US4-36 of the accompanying underlying supplement no. 4.

Historical Performance of the IYR

The following graph sets forth the historical performance of the IYR based on the monthly historical closing prices from November 30, 2005 through November 29, 2010 (using November 29, 2010 as the monthly historical closing price for November 2010).  The closing price for the IYR on November 29, 2010 was $54.30.  We obtained the closing prices below from Bloomberg Professional® service. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Professional® service.

The historical prices of the IYR should not be taken as an indication of future performance, and no assurance can be given as to the IYR closing price on the Final Valuation Date.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/3/2005	3/31/2005	$61.85	$55.50	$56.10
4/1/2005	6/30/2005	$65.06	$55.35	$63.55
7/1/2005	9/30/2005	$68.46	$62.05	$64.27
10/3/2005	12/30/2005	$66.64	$58.50	$64.28
1/3/2006	3/31/2006	$75.02	$63.97	$73.50
4/3/2006	6/30/2006	$73.63	$66.64	$71.30
7/3/2006	9/29/2006	$78.75	$71.06	$77.13
10/2/2006	12/29/2006	$87.23	$76.54	$83.71
1/3/2007	3/30/2007	$94.99	$82.01	$85.27
4/2/2007	6/29/2007	$88.72	$76.15	$77.20
7/2/2007	9/28/2007	$80.95	$66.70	$76.57
10/1/2007	12/31/2007	$81.03	$64.01	$65.70
1/2/2008	3/31/2008	$68.74	$56.80	$65.10
4/1/2008	6/30/2008	$71.76	$60.24	$60.95
7/1/2008	9/30/2008	$76.58	$55.18	$61.95
10/1/2008	12/31/2008	$61.17	$23.51	$37.23
1/2/2009	3/31/2009	$37.66	$20.98	$25.46
4/1/2009	6/30/2009	$36.13	$24.75	$32.34
7/1/2009	9/30/2009	$46.45	$29.14	$42.66
10/1/2009	12/31/2009	$47.94	$39.45	$45.92
1/4/2010	3/31/2010	$51.16	$41.72	$49.78
4/1/2010	6/30/2010	$55.00	$43.16	$47.21
7/1/2010	9/29/2010	$55.40	$44.86	$52.88
10/1/2010*	11/29/2010*	$57.97	$52.27	$54.30

* As of the date of this free writing prospectus available information for the fourth calendar quarter of 2010 includes data for the period from October 1, 2010 through November 29, 2010. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2010.  The closing price of IYR on November 29, 2010 was $54.30.

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SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)
We have appointed HSBC Securities (USA) Inc., an affiliate of HSBC, as the agent for the sale of the securities.  Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc. will purchase the securities from HSBC for distribution to other registered broker dealers or will offer the securities directly to investors.  HSBC Securities (USA) Inc. proposes to offer the securities at the offering price set forth on the cover page of this free writing prospectus and will receive underwriting discounts and commissions of up to 0.60%, or $6.00, per $1,000 Principal Amount of securities.  HSBC Securities (USA) Inc. may allow selling concession on sales of such securities by other brokers or dealers of up to 0.60%, or $6.00, and may pay referral fees to other broker-dealers of up to 0.50%, or $5.00, per $1,000 Principal Amount of securities.

An affiliate of HSBC has paid or may pay in the future an amount to broker dealers in connection with the costs of the continuing implementation of systems to support these securities.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions after the initial sale of the securities, but is under no obligation to do so and may discontinue any market-making activities at any time without notice.

See ‘Supplemental Plan of Distribution’ on page S-52 in the prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
There is no direct legal authority as to the proper tax treatment of the securities, and therefore significant aspects of the tax treatment of the securities are uncertain as to both the timing and character of any inclusion in income in respect of the securities. Under one approach, a security should be treated as a pre-paid forward or other executory contract with respect to the relevant Reference Asset. We intend to treat the securities consistent with this approach. Pursuant to the terms of the securities, you agree to treat the securities under this approach for all U.S. federal income tax purposes.  Notwithstanding any disclosure in the accompanying product supplement to the contrary, our special U.S. tax counsel in this transaction is Sidley Austin llp. Subject to the limitations described therein, and based on certain factual representations received from us, in the opinion of our special  U.S. tax counsel, Sidley Austin llp, it is reasonable to treat a security as a pre-paid forward or other executory contract with respect to the relevant Reference Asset.  Pursuant to this approach and subject to the discussion below regarding “constructive ownership transactions”, we do not intend to report any income or gain with respect to the securities prior to their maturity or an earlier sale or exchange and we intend to treat any gain or loss upon maturity or an earlier sale or exchange as long-term capital gain or loss, provided that you have held the security for more than one year at such time for U.S. federal income tax purposes.

Despite the foregoing, U.S. holders (as defined under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement) should be aware that the Internal Revenue Code of 1986, as amended (the “Code”) contains a provision, Section 1260 of the Code, which sets forth rules which are applicable to what it refers to as “constructive ownership transactions.” Due to the manner in which it is drafted, the precise applicability of Section 1260 of the Code to any particular transaction is often uncertain. In general, a “constructive ownership transaction” includes a contract under which an investor will receive payment equal to or credit for the future value of any equity interest in a regulated investment company (such as shares of the FXI, the EWZ and the IYR (the “Underlying Shares”)). Under the “constructive ownership” rules, if an investment in the securities is treated as a “constructive ownership transaction,” any long-term capital gain recognized by a U.S. holder in respect of a security will be recharacterized as ordinary income to the extent such gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Code) of the U.S. holder determined as if the U.S. holder had acquired the Underlying Shares on the original issue date of the security at fair market value and sold them at fair market value on the Maturity Date (if the security was held until the Maturity Date) or on the date of sale or exchange of the security (if the security was sold or exchanged prior to the Maturity Date) (the “Excess Gain”). In addition, an interest charge will also apply to any deemed underpayment of tax in respect of any Excess Gain to the extent such gain would have resulted in gross income inclusion for the U.S. holder in taxable years prior to the taxable year of the sale, exchange or maturity of the security (assuming such income accrued at a constant rate equal to the applicable federal rate as of the date of sale, exchange or maturity of the security).

Although the matter is not clear, there exists a risk that an investment in the securities linked to the FXI, the EWZ or the IYR will be treated as a “constructive ownership transaction.” If such treatment applies, it is not entirely clear to what extent any long-term capital gain recognized by a U.S. holder in respect of a security linked to the FXI, the EWZ or the IYR will be recharacterized as ordinary income. It is possible, for example, that the amount of the Excess Gain (if any) that would be recharacterized as ordinary income in respect of each security linked to the FXI, the EWZ or the IYR will equal the excess of (i) any long-term capital gain recognized by the U.S. holder in respect of such a security over (ii) the “net underlying long-term capital gain” such U.S. holder would have had if such U.S. holder had acquired a number of the Underlying Shares at fair market value on the original issue date of such security for an amount equal to the “issue price” of the security and, upon the date of sale, exchange or maturity of the security, sold such Underlying Shares at fair market

FWP-17

value (which would reflect the percentage increase in the value of the Underlying Shares over the term of the security). Accordingly, U.S. holders should consult their tax advisors regarding the potential application of the “constructive ownership” rules.

We will not attempt to ascertain whether any of the entities whose stock is included in, or owned by, the relevant Reference Asset, as the case may be, would be treated as a passive foreign investment company (“PFIC”) or United States real property holding corporation (“USRPHC”), both as defined for U.S. federal income tax purposes. If one or more of the entities whose stock is included in, or owned by, the relevant Reference Asset, as the case may be, were so treated, certain adverse U.S. federal income tax consequences might apply. You should refer to information filed with the SEC and other authorities by the entities whose stock is included in, or owned by, the relevant Reference Asset, as the case may be, and consult your tax advisor regarding the possible consequences to you if one or more of the entities whose stock is included in, or owned by, the relevant Reference Asset, as the case may be, is or becomes a PFIC or a USRPHC.

For a discussion of certain of the U.S. federal income tax consequences of your investment in a security, please see the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying product supplement and the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

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TABLE OF CONTENTS
You should only rely on the information contained in this free writing prospectus, any accompanying underlying supplement, product supplement, prospectus supplement and prospectus.  We have not authorized anyone to provide you with information or to make any representation to you that is not contained in this free writing prospectus, any accompanying underlying supplement, product supplement, prospectus supplement and prospectus.  If anyone provides you with different or inconsistent information, you should not rely on it.  This free writing prospectus, any accompanying underlying supplement, product supplement, prospectus supplement and prospectus are not an offer to sell these securities, and these documents are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.  You should not, under any circumstances, assume that the information in this free writing prospectus, any accompanying underlying supplement, product supplement, prospectus supplement and prospectus is correct on any date after their respective dates.

HSBC USA Inc.

$   Buffered Accelerated Market
Participation Securities Linked to
the S&P 500® Index

$   Buffered Accelerated Market
Participation Securities Linked to
the Russell 2000® Index

$   Buffered Accelerated Market
Participation Securities Linked to
the iShares® FTSE/Xinhua China 25
Index Fund

$   Buffered Accelerated Market
Participation Securities Linked to
the iShares® MSCI Brazil Index Fund

$   Buffered Accelerated Market
Participation Securities Linked to
the iShares® Dow Jones U.S. Real
Estate Index Fund

November 30, 2010

FREE WRITING PROSPECTUS

General	FWP-6
Payment at Maturity	FWP-6
Investor Suitability	FWP-7
Risk Factors	FWP-8
Illustrative Examples	FWP-10
Information Relating to the Securities Linked to the S&P 500® Index	FWP-12
Information Relating to the Securities Linked to the Russell 2000® Index	FWP-13
Information Relating to the Securities Linked to the iShares® MSCI FTSE/Xinhua China 25 Index Fund	FWP-14
Information Relating to the Securities Linked to the iShares® MSCI Brazil Index Fund	FWP-15
Information Relating to the Securities Linked to the iShares® Dow Jones U.S. Real Estate Index Fund	FWP-16
Supplemental Plan of Distribution (Conflicts of Interest)	FWP-17
Certain U.S. Federal Income Tax Considerations	FWP-17
Underlying Supplement No. 3
Risk Factors	US3-1
The S&P 500® Index	US3-4
The Russell 2000® Index	US3-8
The Dow Jones Industrial AverageSM	US3-11
The Hang Seng China Enterprises Index®	US3-13
The Hang Seng® Index	US3-15
The Korea Stock Price Index 200	US3-17
MSCI Indices	US3-20
The Dow Jones EURO STOXX 50® Index	US3-24
The PHLX Housing SectorSM Index	US3-26
The TOPIX® Index	US3-30
The NASDAQ-100 Index®	US3-33
S&P BRIC 40 Index	US3-37
The Nikkei 225 Index	US3-40
The FTSE™ 100 Index	US3-42
Other Components	US3-44
Additional Terms of the Notes	US3-44
Underlying Supplement No. 4
Risk Factors	US4-2
The DIAMONDS® Trust, Series 1	US4-9
The POWERSHARES QQQ TRUSTSM, SERIES 1	US4-12
The iShares® MSCI Mexico Investable Market Index Fund	US4-14
The iShares® MSCI Brazil Index Fund	US4-19
The iShares® MSCI Emerging Markets Index Fund	US4-22
The iShares® MSCI EAFE Index Fund	US4-25
The SPDR Trust Series 1	US4-27
The Market Vectors Gold Miners ETF	US4-26
The Oil Service HOLDRSSM Trust	US4-30
The iShares® Dow Jones U.S. Real Estate Index Fund	US4-32
The iShares® FTSE/Xinhua China 25 Index Fund	US4-36
The iShares® S&P Latin America 40 Index Fund	US4-39
The Financial Select Sector SPDR® Fund	US4-42
The Semiconductor HOLDRSSM Trust	US4-46
The iShares® Dow Jones Transportation Average Index Fund	US4-48
The Energy Select SPDR® Fund	US4-50
The Health Care Select SPDR® Fund	US4-53
Other Components	US4-56
Additional Terms of the Notes	US4-56
Product Supplement
Notice to Investors	PS-1
Product Supplement Summary	PS-1
Risk Factors	PS-4
Pricing Supplement Overview	PS-7
Valuation of the Notes	PS-7
Hypothetical Examples	PS-10
Specific Terms of the Notes	PS-19
Certain U.S. Federal Income Tax Considerations	PS-24
Events of Default and Acceleration	PS-25
Information Regarding the Reference Asset and Reference Issuers	PS-25
Certain ERISA Considerations	PS-25
Validity of the Notes	PS-25
Prospectus Supplement
Risk Factors	S-3
Pricing Supplement	S-16
Description of Notes	S-16
Sponsors or Issuers and Reference Asset	S-37
Use of Proceeds and Hedging	S-37
Certain ERISA	S-38
Certain U.S. Federal Income Tax Considerations	S-39
Supplemental Plan of Distribution	S-52
Prospectus
About this Prospectus	2
Special Note Regarding Forward-Looking Statements	2
HSBC USA Inc.	3
Use of Proceeds	3
Description of Debt Securities	4
Description of Preferred Stock	16
Description of Warrants	22
Description of Purchase Contracts	26
Description of Units	29
Book-Entry Procedures	32
Limitations on Issuances in Bearer Form	36
Certain U.S. Federal Income Tax Considerations Relating to Debt Securities	37
Plan of Distribution	52
Notice to Canadian Investors	54
Certain ERISA Matters	58
Where You Can Find More Information	59
Legal Opinions	59
Experts	59